Exhibit 5.3

Principal Officers:

Harry Jung, P. Eng.
     President, C.E.O.
Dana B. Laustsen, P. Eng.
     Executive V.P., C.O.O.
Keith M. Braaten, P. Eng.
     Executive V.P.

Officers / Vice Presidents:

Terry L. Aarsby, P. Eng.
Jodi L. Anhorn, P. Eng.
Neil I. Dell, P. Eng.
David G. Harris, P. Geol.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.
LETTER OF CONSENT
To:  Pengrowth Energy Trust:
     We hereby consent to references to us in this Registration Statement on Form F-10, and to the incorporation of our reserve report dated February 17, 2006, and effective December 31, 2005, contained in Appendix A to the Annual Information Form on Form 40-F of Pengrowth Energy Trust dated March 29, 2006, which Annual Information Form is incorporated by reference in this Registration Statement on Form F-10.

Very truly yours, GLJ PETROLEUM CONSULTANTS LTD.
By:	/s/ Doug R. Sutton
	Name:	Doug R. Sutton, P. Eng.
	Title:	Vice-President

September 8, 2006
Calgary, Alberta

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